Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of TrueBlue, Inc. of our report dated February 18, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of TrueBlue, Inc., which appears in TrueBlue, Inc.’s Annual Report on Form 10-K for the year ended December 26, 2008.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 1, 2010